Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street, Ste LL

Philadelphia, Pa. 19103-7583

For further information contact:	For release: Immediately
Thomas Golembeski (media) 215-977-6298
Bill Diebold (investors) 215-977-6764

No. 27-09

SUNOCO ANNOUNCES STRATEGIC ACTIONS TO STRENGTHEN

COMPETITIVE POSITION; IDLES EAGLE POINT REFINERY, REDUCES

QUARTERLY DIVIDEND TO $0.15 PER SHARE

PHILADELPHIA, October 6, 2009 -- Sunoco, Inc. (NYSE: SUN) announced today it is indefinitely idling all process units at its Eagle Point refinery located in Westville, New Jersey in an effort to reduce losses in its refining business at a time when a recessionary economy, weak demand for refined products, and increased global refining capacity have created margin pressure on the entire refining industry. Sunoco will shift current Eagle Point production to its two nearby refineries in Marcus Hook and Philadelphia, Pennsylvania, which will now operate at higher capacity utilization. The company will be able to produce essentially the same amount of refined products in two facilities that it currently produces in three while continuing to meet customer demand.

Sunoco also announced today that its Board of Directors authorized a plan to reduce the quarterly dividend paid to shareholders to $0.15 from $0.30 per outstanding share of the company’s common stock, effective beginning in the first quarter of 2010. Reducing the dividend preserves additional capital, gives the company greater flexibility to pursue its business strategy, and brings its yield more in line with its peers.

“We anticipated a downturn in the refining industry and took steps earlier this year to lower costs and enhance our competitive position. However, the operating environment continues to be very poor, requiring us to take further decisive action to effectively manage through the current downturn, while positioning Sunoco for profitable growth in future market conditions,” said Lynn Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “Idling Eagle Point, the asset least interconnected with our other operations, will enable us to significantly improve utilization rates at our two other local refineries and reduce our break-even costs to more competitive levels.”

The company intends to idle Eagle Point until market conditions improve and will evaluate this decision and other options on an ongoing basis, including the feasibility of using the facility to produce alternative fuels in the future. Idling Eagle Point, the most recent addition to Sunoco’s refining system, minimizes disruption to the rest of the company’s operations. While Marcus Hook and Philadelphia serve as distribution hubs that feed refined products directly into Sunoco’s branded retail network, Eagle Point is not as directly linked. Although the production units at Eagle Point will be idled, refined product storage and handling operations will continue. The products rack at Eagle Point owned by Sunoco Logistics Partners L.P. will remain open.

Approximately 400 employees will be furloughed during the idling of the facility. These employees will have the option to return to work in the event production resumes. During the furlough, the company will continue to pay its contribution to medical benefits for employees and dependents covered at the time of the idling for the duration of the furlough. In addition, the company will offer a voluntary severance program to affected employees, which includes job placement assistance and retraining.

Ms. Elsenhans said, “The decision to idle Eagle Point did not come easily. Actions that impact the lives of employees, their families and the communities they live in are always very difficult. Sunoco appreciates the hard work and dedication of our employees and is committed to treating them with respect.”

The company expects to reduce its pretax expense base by approximately $250 million per year from the idling of Eagle Point. These savings are in addition to its previously announced target of $300 million in annualized Business Improvement Initiative savings by the end of 2009. The company is expected to incur pretax charges, the majority of which are non-cash, of approximately $475-$550 million related primarily to asset impairment as well as idling costs. The majority of the charges will occur in the third quarter of 2009 with some impact in the fourth quarter of 2009 and first quarter of 2010. The company also expects to realize approximately $70 million in annualized cash savings as a result of reducing the dividend.

Ms. Elsenhans said, “We are making the tough decisions needed to deal with current market realities and position Sunoco for the future. Given weak industry dynamics, we are confident we are taking the right actions to improve our overall competitiveness, set the stage for investing in our strong regional brand, explore opportunities in biofuels, and provide customers with a broader choice of transportation fuel options.”

Sunoco also announced today the following changes to its senior leadership team:

Anne-Marie Ainsworth will rejoin the company as Senior Vice President, Refining, effective November 2, 2009. An industry veteran with 31 years experience in operations, business and engineering, Ms. Ainsworth, 53, previously spent 19 years at Sunoco and was most recently at Motiva Enterprises LLC, where she was General Manager of the Motiva Norco Refinery in Norco, Louisiana.

Vincent J. Kelley, currently Senior Vice President, Refining and Engineering Services, will assume the new role of Senior Vice President, Engineering and Technology. In his new role, Mr. Kelley will oversee technology strategy and the development of technical talent at the company. He will retain responsibility for executing capital projects across all of Sunoco’s business units. Mr. Kelley will also lead the company’s efforts to idle the Eagle Point refinery.

Commenting on the leadership changes, Ms. Elsenhans said: “Anne-Marie has the qualifications, record of performance, and hands-on knowledge of our refineries to contribute to Sunoco’s success from the start. We are very pleased that she will be rejoining the company. I also congratulate Vince on his important new role. He remains a key member of the senior leadership team, and we look forward to continuing to benefit from his invaluable insights and knowledge.”

Ms. Ainsworth began her career in 1978 as a process engineer at Sunoco’s refinery in Toledo, Ohio. During her 19 years with Sunoco, she held a variety of leadership positions at the Philadelphia and Marcus Hook refineries, including production manager at Marcus Hook. In addition to her experience at Sunoco, Shell, and Motiva, she was a Vice President for Lyondell-Citgo Refining, L.P. from 1997 to 2000.

Ms. Ainsworth earned a Bachelor of Science in Chemical Engineering from the University of Toledo in 1978 and a Masters in Business Administration from Rice University in 2000.

The company will hold a conference call for securities analysts and investors on Tuesday, October 6, 2009 at 5:30 p.m. ET to discuss these developments. Those wishing to listen can access the call through Sunoco’s website at www.SunocoInc.com. A replay will be available beginning approximately two hours following the completion of the call.

Individuals wishing to listen to the call on the company’s website will need Windows Media Player ™, which can be downloaded free of charge from Microsoft or from Sunoco’s Conference Call page.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 825,000 barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, approximately 6,000 miles of crude oil and refined product owned and operated pipelines and 43 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with an annual production capacity of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture approximately 3.0 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These

forward-looking statements are based upon assumptions by the company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the company; and changes in tax, environmental and other laws and regulations applicable to the company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the company has included in its Annual Report on Form 10-K for the year ended December 31, 2008 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the company’s Securities and Exchange Commission filings, available on the company’s website at www.SunocoInc.com.

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